UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2021 (March 21, 2021)

Apollo Global Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 43rd Floor
New York, New York 10019
(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	APO	New York Stock Exchange
6.375% Series A Preferred Stock	APO.PR A	New York Stock Exchange
6.375% Series B Preferred Stock	APO.PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On March 22, 2021, Apollo Global Management, Inc. (the “Company”) announced that Leon Black, Marc Rowan and Joshua Harris, on behalf of the Class C Stockholder of the Company, voted to increase the size of the Company’s Board of Directors (the “Board”) to fourteen (14) directors, and appointed Kerry Murphy Healey and Richard Emerson to fill the resulting vacancies, each effective as of March 21, 2021. The executive committee of the Board has determined that Dr. Healey and Mr. Emerson are independent directors as defined by the listing standards of the New York Stock Exchange.

There are no actual or proposed transactions between Dr. Healey and Mr. Emerson or any of their related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K.

For their services as independent directors of the Board, Dr. Healey and Mr. Emerson will be entitled to compensation in accordance with the independent director compensation outlined under the caption “Director Compensation” in Item 11 of the Company’s Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on February 19, 2021 (the “2020 Annual Report”).

It is anticipated that Dr. Healey and Mr. Emerson will each enter into a standard indemnification agreement with the Company as more fully described under the caption “Indemnification of Directors, Officers and Others” in Item 13 of the 2020 Annual Report.

Departure of Directors or Certain Officers

On March 21, 2021, Leon Black, Chairman of the Board, informed the Board that he has decided to step down from his position as Chief Executive Officer, Director and Chairman of the Board, and as a member of the executive committee of the Board, effective immediately. Mr. Black’s decision to step down from the Board and from his position as Chief Executive Officer was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Co-Founder Marc Rowan has formally assumed the role of Chief Executive Officer of the Company from Leon Black, which comes as part of a planned succession process first announced in January 2021. The executive committee of the Board appointed Lead Independent Director Jay Clayton to serve as Non-Executive Chairman of the Board effective March 21, 2021.

Item 7.01	Regulation FD Disclosure.

On March 22, 2021, the Company issued a press release relating to the foregoing matters. In addition, on March 21, 2021, Mr. Black sent a memorandum to the Board members relating to his stepping down from the Board. A copy of the press release and the memorandum to the Board is furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K. The information included in this Item 7.01 “Regulation FD Disclosure” and Exhibits 99.1 and 99.2 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated March 22, 2021

99.2	Memorandum to the Board dated March 21, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, INC.

Date: March 22, 2021	By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Chief Legal Officer